Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated July 30, 2020, relating to the balance sheet of BCTG Acquisition Corp. as of June 30, 2020, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from May 21, 2020 (inception) through June 30, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 30, 2020